THE NATIONAL REGISTRY INC.
                       CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                 FIVE MONTHS
                                                             ENDED MAY 31, 1998
                                                             ------------------

Post Contract Services (PCS) Revenue                            $   187
Net product and services revenue                                  3,410
                                                                -------
     Total revenue                                                3,597

Cost of sales                                                       495
                                                                -------
     Gross profit                                                 3,102

Operating Expenses:
     Selling and marketing                                          531
     Royalty                                                        225
     Product development                                            567
     General and administrative                                   1,147
                                                                -------
Total operating expenses                                          2,470

Other income (expense)                                              253
                                                                -------

Income before tax                                                   885

Income tax                                                          --
                                                                -------
Net income                                                          885

Preferred stock dividend                                            126

Net income attributable to                                      =======
     common stockholders                                        $   759
                                                                =======

Basic earnings per share                                        $  0.12
                                                                =======

Diluted earnings per share                                      $  0.07
                                                                =======
Weighted average number of
     common shares outstanding                                    6,481
                                                                =======
Diluted number of
     common shares outstanding                                   11,501
                                                                =======